RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT

Holley Inc. (the “Company”), pursuant to its 2021 Omnibus Incentive Plan (as may be amended, restated or otherwise modified from time to time, the “Plan”), hereby grants to Holder the number of the number of Restricted Stock Units set forth below, each Restricted Stock Unit being a notional unit representing the right to receive one share of Stock, subject to adjustment as provided in the Plan (the “Restricted Stock Units”). The Restricted Stock Units are subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice and Agreement (this “Award Agreement”), as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. To the extent that any provisions herein (or portion thereof) conflicts with any provision of the Plan, the Plan shall prevail and control. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule:    One-third (1/3) of the Restricted Stock Units shall become vested on each of the first, second and third anniversaries of the Date of Grant (each such date a “Vesting Date” and [●] referred to as the “Final Vesting Date”). Notwithstanding the foregoing, vesting shall terminate upon the Holder’s termination of employment or service, and any Restricted Stock Units that have not yet vested prior to the termination of employment or service shall be immediately forfeited on the date of termination of employment or service that occurs on or before the Final Vesting Date.

Settlement:    Upon vesting of a Restricted Stock Unit, the Company shall settle each Restricted Stock Unit by delivering to Holder one share of Stock for each Restricted Stock Unit that vested as soon as practicable (but not more than thirty (30) days) following each vesting date (the “Original Issuance Date”). The shares of Stock issued in respect of the Restricted Stock Units may be evidenced in such manner as the Committee shall determine. Notwithstanding the foregoing, if the Original Issuance Date does not occur (i) during an “open window period” applicable to Holder, (ii) on a date when Holder is permitted to sell shares of Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities (the “Policy”), or (iii) on a date when Holder is otherwise permitted to sell shares of Stock on an established stock exchange or stock market, then such shares will not be delivered on such Original Issuance Date and will instead be delivered on the first business day of the next occurring “open window” period applicable to Holder pursuant to such Policy (regardless of whether Holder has experienced a Termination at such time) or the next business day when Holder is not prohibited from selling shares of Stock on the open market, but in no event later than the later of (x) December 31st of the calendar year in which the Original Issuance Date occurs (that is, the last day of Holder’s taxable year in which the Original Issuance Date occurs), or (y) to the extent permitted by Treasury Regulations Section 1.409A-1(b)(4) without penalty, the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the Original Issuance Date occurs.

Termination:    Section 7(d) of the Plan regarding treatment of Restricted Stock
Units upon Termination is incorporated herein by reference and made a part hereof. In the event of Holder’s Termination for any reason, all unvested Restricted Stock Units shall be cancelled and forfeited as of the date of such Termination for no consideration.

General Unsecured
Creditor:    Holder shall have only the rights of a general unsecured creditor of the Company until shares of Stock are issued in respect of the Restricted Stock Units.

Transfer Restrictions: Holder shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units before they vest and are settled, and any attempt to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units in violation of the foregoing shall be null and void.

Change in Control:     In the event of a Change in Control, pursuant to Section 10(b) of the Plan, this Award Agreement is not eligible for assumption or substitution in connection with such Corporate Event. Pursuant to Section 10(b)(3) of the Plan, in the event of a Change in Control, the RSUs that have not previously been forfeited shall become fully vested, this Award Agreement shall be cancelled, and a payment(s) shall be made to the Holder in an amount in respect of the cancellation equal to an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event. Payment made to Holders pursuant to such cancellation shall be made at the same time and in the same form as such Holder would have been entitled to receive upon the occurrence of the transaction if the Holder had been, immediately prior to such transaction, the Holder of a number of shares of Stock equal to the number of RSUs covered by the Award at such time.

No Rights as a Stockholder: Neither the Restricted Stock Units nor this Award Agreement shall entitle Holder to any voting rights or other rights as a stockholder of the Company unless and until the shares of Stock in respect of the Restricted Stock Units have been issued in settlement thereof. Without limiting the generality of the foregoing, no dividends (whether in cash or shares of Stock) or dividend equivalents shall accrue or be paid with respect to any Restricted Stock Units.

Restrictive Covenants: Confidential Information. Holder acknowledges and agrees that the information, observations and data obtained by Holder while employed by the Company or its Affiliates (or by the Person(s) which operated the Company’s business prior to the acquisition thereof by the Company and its Affiliates, if applicable) concerning the business or affairs of the Company or any of its Affiliates (“Confidential Information”) shall be the property of the Company or such Affiliate. Therefore, Holder agrees that Holder shall not disclose to any unauthorized Person or use for Holder’s own purposes any Confidential Information without the prior written consent of the Committee, unless and to the extent that (i) such information becomes generally known to and available for use by the public other than as a result of Holder’s acts or omissions, or (ii) such information is required to be disclosed by law, court order or other legal process; provided, in the case of clause (ii) above, that Holder shall provide the Company with prior notice of the contemplated disclosure of such Confidential Information and cooperate with the Company, at the Company’s expense, in seeking a protective order or other appropriate protection of such Confidential Information; provided, further, in the case of clause (ii) above, that Holder shall only disclose such Confidential Information that is explicitly required by applicable law, court order or other legal process, as determined by legal counsel, at the Company’s expense. Holder shall deliver to the Company on the date of any Termination, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Affiliate which Holder may then possess or have under Holder’s control.

Nothing in this Award Agreement is intended to conflict with the whistleblower provisions of any United States federal, state or local law or regulation, including but not limited to Rule 21F-17 of the Exchange Act or U.S. Defend Trade Secrets Act of 2016, 18
U.S.C. § 1833(b) (the “Act”). Accordingly, notwithstanding anything to the contrary herein, nothing in this Award Agreement shall prohibit the Holder from (A) filing a charge or complaint with, participating in an investigation or proceeding conducted by, or reporting possible violations of law or regulation to any federal, state or local government agency, (B) truthfully responding to or complying with a subpoena, court order, or other legal process, or
(C) exercising any rights Holder may have under applicable labor laws to engage in concerted activity with other employees.

Under the Act, persons who disclose trade secrets in connection with lawsuits or other proceedings under seal (including lawsuits alleging retaliation), or in confidence to a federal, state or local government official, or attorney, solely for the purpose of reporting or investigating a suspected violation of law, enjoy immunity from civil and criminal liability under state and federal trade secrets laws for such disclosure. Holder acknowledges that Holder has hereby received adequate notice of this immunity, such that the Company and its Affiliates are entitled to all remedies available for violations of the Act, including exemplary damages and attorney fees. Nothing in this Award Agreement is intended to conflict with the Act or create liability for disclosures of trade secrets that are expressly allowed by the Act.

Inventions, Etc. Holder agrees that all inventions, innovations, improvements, developments, methods, techniques, processes, algorithms, data, databases, designs, analyses, drawings, reports, and all similar or related information, all software, copyrights, and other works of authorship, all other intellectual property or proprietary rights (including any patents, registrations or similar rights that may issue from the foregoing), and all tangible embodiments of any of the foregoing (in any form or medium, whether now known or hereafter existing), which relate to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed, contributed to or made by Holder while employed by the Company or its Affiliates (or by the Person(s) which operated the Company’s business prior to the acquisition thereof by the Company and its subsidiaries, if applicable) (collectively, “Work Product”), belong to and are the property of the Company or such Affiliate, as applicable, and Holder hereby assigns to the Company or such Affiliate, as applicable, any right, title and interest Holder may have in and to the Work Product, free and clear of any claims for compensation or restrictions on the use or ownership thereof. Holder will promptly disclose such Work Product to the Committee and perform all actions reasonably requested by the Committee (whether before or after the Holder’s Termination) to establish, record, perfect and otherwise confirm such ownership, and protect, maintain and enforce the Company’s and the Affiliate’s rights in such Work Product (including, without limitation, by executing assignments, consents, powers of attorney, and other instruments and providing affidavits and testifying in any proceeding).

Non-Compete, Non-Solicitation. Holder acknowledges that during Holder’s employment with the Company, Holder has and will become familiar with the Company’s trade secrets and with other Confidential Information concerning the Company and its Affiliates and that Holder’s services will be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, and in further consideration of the Restricted Stock Units to be granted to Holder hereunder, Holder agrees to the covenants set forth in this section and acknowledges that (i) the covenants set forth herein are reasonably limited in time and in all other respects,
(ii)the covenants set forth herein are reasonably necessary for the protection of the Company, and (iii) the covenants set forth herein have been made in order to induce the Company to enter into this Award Agreement and the Company would not have entered into this Award Agreement but for Holder’s agreement to such covenants.

Holder agrees that, during the period commencing on the date hereof and ending on the two year anniversary of Holder’s Termination (the “Restricted Period”), Holder shall not directly or indirectly own any interest in, manage, control, engage in, participate in, consult with, contribute to or render services for (as an officer, director, employee or in any other regard), any Person that is in any business which competes with any business that the Company and/or its Affiliates conducts or has specific plans to conduct at the time of Holder’s Termination anywhere in the world; provided that, nothing herein shall prohibit Holder from being a passive owner of less than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Holder has no active participation in the business of such corporation.

During the Restricted Period, Holder shall not directly, or indirectly through another entity, (i) solicit or induce or attempt to solicit or induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate and any employee thereof, (ii) hire any person who was an employee of the Company or any Affiliate at any time from 6 months prior to the date hereof through the Holder’s Termination, make any statement or do any act intended to cause existing or potential customers of the Company or any Affiliate to make use of the services or purchase the products of any competitive business or (iv) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Affiliate to cease doing business with, or materially and adversely change the terms of its business with, the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or business relation and the Company or any Affiliate.

If the Committee determines in good faith that Holder has breached or threatened to breach any of the covenants contained herein, or any restrictive covenant contained in an employment agreement or other agreement between Holder and any of the Company or any of its Affiliates, to the extent permitted by applicable law:

(a)any unvested or vested but unsettled Restricted Stock Units shall be immediately forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Award Agreement or the Plan, and Holder shall deliver to the Company (or take all steps necessary to effectuate the delivery of), no later than five (5) days following such determination, any shares of Stock issued upon the settlement of Holder’s Restricted Stock Units and any proceeds resulting from the sale or other disposition (including to the Company) of shares of Stock issued upon settlement of Holder’s Restricted Stock Units; and

(b)Holder hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief. Each of the Company’s Affiliates not party to this Award Agreement is intended to be third-party beneficiaries of the provisions of the restrictive covenants set forth herein, and such provisions may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to each such entity hereunder.

It is expressly understood and agreed that, if a final judicial determination is made by a court having jurisdiction (without regard to any ability to appeal or whether an appeal is in fact taken, during the pendency of that appeal) that the time or territory restrictions or any other provision herein related to the restrictive covenants is an unreasonable or otherwise unenforceable restriction against Holder, the provisions herein related to the restrictive covenants shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

Holder acknowledges and agrees that the provisions herein related to the restrictive covenants shall continue to apply following Holder’s Termination, regardless of the reason for such Termination.

Clawback Policy; Share Ownership

Guidelines:    The Restricted Stock Units (and any compensation paid or shares issued in respect of the Restricted Stock Units) are subject to
(i)any share ownership guidelines to which the Holder may be subject, and (ii) recoupment in accordance with the Company’s clawback policy, if applicable, The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any other clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

Additional Terms:    The Restricted Stock Units shall be subject to the following additional terms:

•Any certificates representing the shares of Stock delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•Holder shall be the record owner of the shares of Stock issued in respect of the Restricted Stock Units until or unless such shares of Stock are repurchased or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a stockholder with respect to the shares of Stock issued in respect of the Restricted Stock Units.

•Upon issuance of shares of Stock in respect of the Restricted Stock Units, Holder shall be required to satisfy applicable withholding tax obligations, if any, as provided in Section 16 of the Plan. In addition, the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the withholding tax obligation relating to the Restricted Stock Units by any of the following means or by a combination of such means:
(i)withholding from any compensation otherwise payable to Holder by the Company or any Affiliate; (ii) causing Holder to tender a cash payment; (iii) permitting or requiring Holder to enter into a “same day sale” commitment, whereby the withholding taxes may be satisfied with a portion of the shares of Stock to be delivered in connection with the Restricted Stock Units by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell a portion of the shares of Stock and to deliver all or part of the sale proceeds to the Company and/or its Affiliates in payment of the amount necessary to satisfy the withholding tax obligation; (iv) withholding shares of Stock from the shares of Stock issued or otherwise issuable to Holder in connection with the Restricted Stock Units with a Fair Market Value equal to the amount of such withholding taxes; provided, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Committee; or (v) such other arrangements as are satisfactory to the Committee.

•This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other member of the Company Group.

•This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•Holder understands that the Restricted Stock Units are intended to be exempt from Section 409A of the Code as a “short term deferral” to the greatest extent possible and the Restricted Stock Units will be administered and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on Holder as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

•Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Stock Units (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the

Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email or such other reasonable manner as then determined by the Company.

•This Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company and Holder relating to the subject matter of this Award Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any of its Affiliates, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Award Agreement, then the terms of this Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.

*    *    *

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS UNDER THIS AWARD AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AWARD AGREEMENT AND THE PLAN.

HOLLEY INC.
By:         Carly Kennedy
Title:     Executive Vice President and General Counsel

HOLDER
Print Name:
Signature:

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